EXHIBIT 10.3

FIRST AMENDMENT TO STANDARD

INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET

THIS FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – NET (this “Amendment”) is made as of February 1, 2009, (the “Effective Date”) by and between the trustees of the COLLIS P. AND HOWARD HUNTINGTON MEMORIAL HOSPITAL TRUST (“Lessor”), and OSMETECH TECHNOLOGY INC., Delaware corporation (“Lessee”) (collectively, the “Parties”). This Amendment is made with reference to the following facts:

RECITALS

A. The Parties entered into that certain Standard Industrial/Commercial Single-Tenant Lease – Net, dated March 24, 2008 and Addendum thereto (the “Lease”), pursuant to which Lessee leased from Lessor that certain real property located at 757 S. Raymond Avenue, Pasadena, California 91105. Capitalized terms set forth herein and not otherwise defined herein shall have the meanings set forth in the Lease.

B. Pursuant to the Lease, the Lessee agreed to pay to Lessor, among other things, Base Rent, as adjusted from time to time, on a monthly basis.

C. The Parties have agreed to modify Lessee’s payment obligations with respect to Base Rent under the Lease, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

1. Base Rent.

a. All Base Rent due and payable pursuant to the Lease from February 1, 2009 through October 31, 2009, shall be payable by Lessee to Lessor as follows: one-half of the Base Rent each month shall be paid in cash on the due date as set forth in the Lease, and payment of the other half of Base Rent shall be deferred (“Deferred Base Rent”). On the original payment date thereof each month, the amount of Deferred Base Rent shall accrue, bear interest, and be due and payable, as set forth in Exhibit A hereto. Lessee’s obligation to repay Deferred Base Rent shall be evidenced by and added to principal outstanding under that certain Secured Promissory Note (the “Note”) executed by Lessee to the order of Lessor concurrently herewith, substantially in the form attached hereto as Exhibit B. The entire balance of Deferred Base Rent together with all accrued interest shall be due and payable in full on July 1, 2010.

b. From and after November 1, 2009, Lessee’s obligation to pay the full amount of Base Rent in cash each month shall resume as set forth in the Lease.

2. Security Agreement. To secure Lessee’s obligation under the Note, and as a condition precedent to the effectiveness of this Amendment, Clinical Micro Sensors, Inc., a Delaware corporation, dba Osmetech Molecular Diagnostics (“OMD”), a subsidiary of Lessee, shall deliver a security agreement to Lessor (“Security Agreement”) and grant to Lessor a first priority perfected security interest in certain equipment as listed in Exhibit C attached hereto.

3. Default. Lessee’s or OMD’s failure to pay or perform any obligation under the Note or the Security Agreement shall constitute a default under the Lease.

4. Effectiveness of the Lease. Except as specifically set forth in this Amendment, all of the terms, conditions and provisions of the Lease remain unmodified and in full force and effect.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which combined shall constitute one and the same instrument.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement as of the Effective Date.

LESSOR:	/s/ James S. Noble James S. Noble, Agent of the COLLIS P. AND HOWARD HUNTINGTON MEMORIAL HOSPITAL TRUST

Jeffrey P. Weigand, Agent of the COLLIS P. AND HOWARD HUNTINGTON MEMORIAL HOSPITAL TRUST

LESSEE:	OSMETECH TECHNOLOGY INC., a Delaware corporation

	By:	/s/ James White James White Its Chief Executive Officer

EXHIBIT A

DEFERRED BASE RENT AND INTEREST ACCRUAL

757 SOUTH RAYMOND

PASADENA, CALIFORNIA

2009 RENT ROLL

MONTH	REGULAR RENT	50% OF RENT AS LOAN	ACCUMULATED LOAN BALANCE	6.5% LOAN INTEREST	LOAN BALANCE Principal & Interest
FEB’09	65,137.20	32,568.60		162.40	32,731.00
MAR’09	65,137.20	32,568.60	65,299.60	360.49	65,660.09
APR’09	65,137.20	32,568.60	98,228.69	524.78	98,753.47
MAY’09	65,137.20	32,568.60	131,322.07	724.97	132,047.04
JUN’09	65,137.20	32,568.60	164,615.64	879.45	165,495.09
JUL’09	67,091.32	33,545.66	199,040.75	1,098.81	200,139.57
AUG’09	67,091.32	33,545.66	233,685.23	1,290.07	234,975.30
SEP’09	67,091.32	33,545.66	268,520.96	1,434.56	269,955.52
OCT’09	67,091.32	33,545.66	303,501.18	1,675.49	305,176.67
NOV’09	67,091.32		305,176.67	1,630.40	306,807.07
DEC’09	67,091.32		306,807.07	1,693.74	308,500.81
JAN’10			308,500.81	1,703.09	310,203.91
FEB’10			310,203.91	1,546.77	311,750.68
MAR’10			311,750.68	1,721.03	313,471.71
APR’10			313,471.71	1,674.71	315,146.42
MAY’10			315,146.42	1,739.78	316,886.20
JUN’10			316,886.20	1,692.95	$318,579.16

		$297,025.64		$21,553.52	TOTAL LOAN PAYABLE BY JUL. 1,2010

		TOTAL PRINCIPAL		TOTAL INTEREST

EXHIBIT B

SECURED PROMISSORY NOTE

SECURED PROMISSORY NOTE

$297,024.50	Pasadena, California
February 1, 2009

For value received OSMETECH TECHNOLOGY INC., a Delaware corporation (“Maker”), promises to pay the trustees of the COLLIS P. AND HOWARD HUNTINGTON MEMORIAL HOSPITAL TRUST (“Holder”), or order, at 837 S. Fair Oaks Blvd., Suite 201, Pasadena, California 91105, the sum of up to TWO HUNDRED NINETY-SEVEN THOUSAND TWENTY-FOUR AND 50/100 DOLLARS ($297,024.50), with interest, in lawful money of the United States, as set forth herein.

1. Lease Obligations. This Note is executed in connection with that certain First Amendment to Standard Industrial/Commercial Single-Tenant Lease – Net dated substantially concurrently herewith (the “Lease Amendment”) by and between Maker and Holder. Capitalized terms used herein and not otherwise defined are used with the definitions set forth in the Lease Amendment.

2. Principal and Interest. Deferred Base Rent shall be added to the principal balance owing hereunder on the first day of each month, as set forth in the Lease Amendment. Interest shall accrue on the outstanding principal balance outstanding hereunder from time to time, at the rate of six and one-half percent (6.5%) per annum, compounded monthly; provided that interest so compounded shall not exceed the maximum rate permitted by applicable law. It is the intent of Maker and Holder that this Note be in strict compliance with applicable usury laws and, if and to the extent applicable, all such sums deemed to constitute interest in excess of the maximum lawful interest rate shall, at the option of Holder, be credited as of the date of collection to the payment of principal or returned to Maker.

3. Payments. The entire balance hereof, including all outstanding principal and accrued interest not previously paid, shall be due and payable in full on July 1, 2010. Each payment made on this Note shall be credited first to accrued interest, and the balance, if any, shall be applied to the payment of principal. Maker may prepay the outstanding balance hereof, in whole or in part, at any time without premium, charge or penalty.

4. Collateral. This Note is secured by that certain Security Agreement of even date herewith, by Clinical Micro Sensors, Inc., a Delaware corporation, dba Osmetech Molecular Diagnostics, as debtor, in favor of Holder, as secured party (“Security Agreement”).

5. Default. A default in the payment or performance of any obligations under this Note, or the occurrence of a default under the Security Agreement or the Lease, shall constitute a default hereunder. At the option of the Holder, upon the occurrence of a default hereunder, all amounts due hereunder shall immediately become due and payable in full, without notice or demand.

6. Costs of Collection. Maker shall pay all costs of collection and any and all other costs and expenses incurred by Holder in enforcing its rights and remedies in connection herewith, including without limitation reasonable attorneys’ fees, whether or not suit is filed on this Note.

7. No Waiver. Holder’s rights, powers and remedies under this Note shall be in addition to all rights, powers and remedies under any statute or rule of law. Any forbearance or failure or delay by Holder in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof. The exercise of any right, power or remedy shall not be deemed an election preventing the concurrent or subsequent exercise of any other right, power or remedy.

8. Severability. If any provisions herein contained operate or would prospectively operate to invalidate this Note in whole or in part, such provisions shall be deemed invalid, to the extent invalid or unenforceable, as though not contained herein and the remainder of this Note and the invalid or unenforceable provision, to the extent valid and enforceable, shall remain operative and in full force and effect.

9. Miscellaneous. Time is of the essence hereof. This Note shall be binding upon Holder and Maker, and their respective successors and assigns. This Note is assignable by Holder. This Note shall be governed by the laws of the State of California. Presentment, notice, demand, protest, notice of dishonor or protest, notice of nonpayment or dishonor, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note are waived by Maker, and all sureties, guarantors and endorsers hereof.

This Note is executed as of the date first written above.

OSMETECH TECHNOLOGY INC., a Delaware corporation

By:
James White
Its Chief Executive Officer

EXHIBIT C

DESCRIPTION OF THE COLLATERAL

The collateral shall consist of any and all present and future right, title and interest of OMD in and to the following described personal property of OMD, whether now owned or hereafter acquired, wherever located:

1. All goods, tools, machinery, furnishings, furniture and other equipment comprising the following and/or necessary or useful in the ownership or operation of the following, and all component parts thereof (collectively, the “Equipment”):

a.	Two Agilent 2100 Electrophoresis Bioanalyzer Systems

b.	Hinge Cap Molds, Plate Molds and Cover Molds

c.	Omni Grid-Pin Spotter Machine

d.	Cognex Vision Pro Inspection System

e.	MerMade DNA Synthesizer

f.	S2 Demo High Performance Sample Preparation Instrument

g.	Stepone Plus 96 Well RT PCR System

2. All attachments, modifications, improvements, replacements, accessions and additions to the Equipment and embedded software included in the Equipment;

3. All general intangibles, contract rights, intellectual property, accounts, documents, warranties, guaranties, and records necessary or useful in the ownership or operation of the Equipment; and

4. All products and proceeds of the foregoing, in any form, including without limitation all insurance proceeds, and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the foregoing.